EXHIBIT 5


                          DUANE, MORRIS & HECKSCHER LLP
                         1667 K STREET, N.W., SUITE 700
                           WASHINGTON, D.C. 20006-1608
                                 (202) 776-7800



                                  June 27, 2000


NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

Gentlemen:

         We have acted as counsel to NBT Bancorp Inc. ("NBT") in connection with the registration of 420,989 shares of NBT common stock, $.01 par value per share ("Common Stock"), on behalf of and for the resale by David T. Griffith (the "Shares"). In this regard, we are also acting as counsel to NBT in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by NBT with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined, among other things:

         (1) a copy certified to our satisfaction of the share certificates issued by NBT to Griffith and to Hoover and Company as escrow agent for the Shares;

         (2) a copy certified to our satisfaction of the Certificate of Incorporation, as amended, and the bylaws of NBT as in effect on the date hereof;

         (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of NBT on March 9, 2000, including resolutions approving the Registration Statement; and

         (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

         We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than NBT had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

         Based upon the foregoing, we are of the opinion that the Shares of NBT Common Stock have been duly authorized and validly issued and are fully paid and nonassessable shares of NBT Common Stock.



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NBT Bancorp Inc.
June 27, 2000
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Duane, Morris & Heckscher LLP